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                                                                     EXHIBIT 2.2
                             AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


                 THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of November 24, 1997 by and among BTG, Inc., a Virginia corporation ("BTG"), BTG Merger Sub, Inc., a New York corporation and wholly-owned subsidiary of BTG ("Merger Sub") and Micros-to-Mainframes, Inc., a New York corporation ("MTM").

                 WHEREAS, BTG, Merger Sub and MTM are parties to that certain Agreement and Plan of Merger dated August 29, 1997 (the "Merger Agreement"); and

                 WHEREAS, the Board of Directors of BTG and the Board of Directors of MTM have authorized the extension of the Termination Date set forth in Section 9.1(h) of the Merger Agreement from December 31, 1997 to January 9, 1998.

                 NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                 1. The parties acknowledge and agree that the Termination Date set forth in Section 9.1(h) of the Merger Agreement is hereby extended from December 31, 1997 to January 9, 1998.

                 2. This Amendment shall terminate and be of no force or effect upon the termination of the Merger Agreement in accordance with its terms.

                 3. Except as expressly amended by this Amendment, all of the terms, covenants, conditions, representations and warranties of the Merger Agreement shall continue in full force and effect.

                 4. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.





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                 IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment to Agreement and Plan of Merger or caused this Amendment to Agreement and Plan of Merger to be duly executed and delivered on their behalf as of the date first written above.

                            BTG, Inc.



                            By:      /s/ Edward H. Bersoff
                               ------------------------------------------------
                            Name:           Edward H. Bersoff
                                 ----------------------------------------------
                            Title:          President and CEO
                                  ---------------------------------------------


                            BTG Merger Sub, Inc.



                            By:      /s/ Edward H. Bersoff
                               ------------------------------------------------
                            Name:           Edward H. Bersoff
                                 ----------------------------------------------
                            Title:          President
                                  ---------------------------------------------


                            Micros-to-Mainframes, Inc.



                            By:      /s/ Steven H. Rothman
                               ------------------------------------------------
                            Name:           Steven H. Rothman
                                 ----------------------------------------------
                            Title:          President & CEO
                                  ---------------------------------------------